Better Home & Finance Holding Company Announces $25 Million Share Repurchase Program

January 22, 2025 04:30 PM Eastern Standard Time

NEW YORK--(BUSINESS WIRE)--Better Home & Finance Holding Company (NASDAQ: BETR; BETRW) announces that its board of directors approved a $25 million share repurchase program. Better may repurchase shares of Class A common stock from time to time, at management’s discretion, through open market purchases or privately negotiated transactions, including accelerated repurchase transactions, block trades or trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. The timing and total amount of share repurchases will be based on ongoing evaluation of general market conditions, prevailing prices of the Class A common stock, Better’s capital needs and other factors. The share repurchase program expires on December 31, 2025, may be modified, suspended, or discontinued at any time at the Company’s discretion.

"We believe we are in a new era for homeownership in America, where AI-driven mortgage solutions which make homeownership more affordable and more accessible will be at the forefront,” said Vishal Garg, CEO and Founder of Better. “As such, we believe Better is poised to be a significant beneficiary of the coming deregulation in financial services and housing. This buyback will both provide liquidity to the market for our stock and demonstrates to the market our belief that the stock is currently undervalued considering Better’s strong capital position, the prospects of growing our B2B business, our technology advantage vis-à-vis the traditional mortgage industry, and our deployment of AI across the entire organization to streamline and make the homeownership journey better for all Americans."

About Better Home & Finance Holding Company

Since 2017, Better Home & Finance Holding Company (NASDAQ: BETR; BETRW) has leveraged its industry-leading technology platform, Tinman™, to fund more than $100 billion in mortgage volume. Tinman™ allows customers to see their rate options in seconds, get pre-approved in minutes, lock in rates and close their loan all entirely online. Better’s mortgage offerings include GSE-conforming mortgage loans, FHA and VA loans, and jumbo mortgage loans. Better launched its "One Day Mortgage" program in January 2023, which allows eligible customers to go from click to Commitment Letter within 24 hours. Better was named Best Online Mortgage Lender by Forbes and Best Mortgage Lender for Affordability by WSJ in 2023, ranked #1 on LinkedIn’s Top Startups List for 2021 and 2020, #1 on Fortune’s Best Small and Medium Workplaces in New York, #15 on CNBC’s Disruptor 50 2020 list, and was listed on Forbes FinTech 50 for 2020. Better serves customers in all 50 US states and the United Kingdom.

Forward-Looking Statements

This press release contains forward-looking statements related to, among other things, Better’s share repurchase program, the development and use of artificial intelligence by Better, and expectations regarding Better’s business prospects and market conditions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including Better’s ability to effectively manage the risks, challenges and efficiencies presented by using artificial Intelligence in its business. Such factors can be found in Better’s annual report on Form 10-K and Better’s quarterly reports on Form 10-Q, which are available, free of charge, at the SEC’s website at www.sec.gov. New risks and uncertainties arise from time to time, and it is impossible for Better.com to predict these events or how they may affect Better.com. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Better.com undertakes no obligation, except as required by law, to update or revise the forward- looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

For more information, follow @betterdotcom.

Contacts
Nneka Etoniru better@avenuez.com

For investor relations inquiries, please contact ir@better.com